UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report: October 11, 2013

TIFFANY & CO.
(Exact name of Registrant as specified in its charter)

Delaware	1-9494	13-3228013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Fifth Avenue, New York, New York		10010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

As previously disclosed by Registrant in filings with the United States Securities and Exchange Commission, certain claims and counterclaims between and among The Swatch Group Ltd. (“Swatch”) and its wholly-owned subsidiary Tiffany Watch Co. (together with Swatch, the “Swatch Parties”) and Registrant and its wholly-owned subsidiaries, Tiffany and Company and Tiffany (NJ) Inc. (Registrant and such subsidiaries, together, the “Tiffany Parties”) under the agreements entered into by and among the Swatch Parties and the Tiffany Parties that came into effect in December 2007 (the “Agreements”) are pending in a confidential arbitration (the “Arbitration”) before a three-member arbitral panel (the “Panel”) convened pursuant to the Arbitration Rules of the Netherlands Arbitration Institute in the Netherlands. While the Panel has not yet issued a decision in the Arbitration, Registrant and certain of its subsidiaries have received numerous communications from the Swatch Parties indicating that the Swatch Parties view the Agreements as having been terminated as of October 1, 2013, and Registrant and its subsidiaries are proceeding on that basis with plans to design, produce, market and distribute TIFFANY & CO. brand watches through alternative arrangements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIFFANY & CO.
(Registrant)

By: /s/ Patrick B. Dorsey
Patrick B. Dorsey
Senior Vice President, Secretary
and General Counsel
Date: October 11, 2013

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